Exhibit 10

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into as of June 10, 2012 by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”) and Concept Development Partners LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company desires to issue and sell 3,125,000 shares of its common stock under this Agreement; and

WHEREAS, the Purchaser desires to purchase such shares; and

WHEREAS, the Company and the Purchaser desire to enter into this Agreement to effect the sale of such shares to the Purchaser.

NOW, THEREFORE, in consideration of the agreements and undertakings set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1.                                       Sale and Purchase of Securities.  Subject to the terms and conditions hereof, the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, 3,125,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $2.08 per share, which is equal to or in excess of the consolidating closing bid price on June 8, 2012, for an aggregate purchase price of $6,500,000.

2.                                       Closing; Payment.  The closing of the sale to, and purchase by, the Purchaser of the Shares (the “Closing”) shall occur on a date mutually acceptable to the parties, but in no event later than June 26, 2012 (the “Closing Date”). On the Closing Date:

2.1                                 The Company shall deliver to the Purchaser a facsimile of the certificate evidencing the Shares in the Purchaser’s name, with such certificate to be delivered by overnight courier on the business day following the Closing Date.

2.2                                 The Purchaser will deliver to the Company the aggregate purchase price by wire transfer in full payment for the Shares.

2.3                                 The Company and the Purchaser shall each execute and deliver an amendment to the Registration Rights Agreement dated as of May 10, 2011, between the Company and the Purchaser, to include the Shares in the definition of “Registrable Securities” as used in such Registration Rights Agreement.

3.                                       Representations and Warranties of Purchaser.  The Purchaser represents and warrants that:

3.1                                 The Shares are being purchased for the Purchaser’s own account and not with a view to the distribution or sale thereof.

3.2                                 This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding agreement on the Purchaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

3.3                                 No person, firm or corporation has or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  The Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Purchaser in connection with the transactions contemplated by this Agreement.

3.4                                 The Purchaser has been afforded access to and the opportunity to obtain all financial and other information about the Company that the Purchaser desires (including the opportunity to meet with Company officers), and the Purchaser has either been supplied with such information or has determined that such information was not required.  The Purchaser acknowledges that it has been provided with an opportunity to review a copy of the reports filed by the Company with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Purchaser further acknowledges that it has carefully read and reviewed, and is familiar with and understands the contents thereof, including, without limitation, the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  There is no further information about the Company that the Purchaser desires or requires to make its decision to buy the Shares.

4.                                       Representations and Warranties of the Company.  The Company represents and warrants that:

4.1                                 The Company has been duly incorporated and is validly existing in good standing under the laws of Minnesota.

4.2                                 This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.3                                 No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by the Company of this Agreement or the performance by the Company of any of its obligations hereunder.

4.4                                 Other than the Company’s prepayment obligations under its Credit Agreement with Fifth Third Bank dated May 10, 2011, as amended, neither the execution and delivery by the Company of this Agreement nor the performance by the Company of any of its obligations hereunder (a) materially violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or gives to any person any rights of termination, amendment, acceleration or cancellation under (i) the articles of incorporation or by-laws of the Company, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject; or (b) results in the creation or imposition of any lien, charge or encumbrance upon any of the Shares or upon any of the properties or assets of the Company or any of its subsidiaries.

4.5                                 No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.  The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

4.6                                 There is no material pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

4.7                                 Since January 1, 2011, the Company has made all filings required to be made by the Company with the United States Securities and Exchange Commission under Section 13(a) or 15(d) of the Exchange Act (each, an “SEC Filing”), and none of such filings, including the financial statements and schedules of the Company and results of the Company’s operations and cash flow contained therein, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

5.                                       Indemnification of Purchaser.

5.1                                 The Company hereby agrees to indemnify the Purchaser and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each an “Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a “Proceeding”), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon (i) any untrue or alleged untrue statement of a material fact in an SEC Filing by the Company or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by the Company or any of its affiliates or any person acting on its or their behalf; (ii) any of the representations or warranties made by the Company herein being untrue or incorrect at the time such representation or warranty was made; and (iii) any breach or non-performance by the Company of any of its covenants, agreements or obligations under this Agreement.

5.2                                 Conduct of Claims.

(a)                                  Whenever a claim for indemnification shall arise under this Section 5, the Indemnified Party shall notify the Company in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail.

(b)                                 The Company shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Company shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party.  In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(c)                                  The Company shall not, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 5 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

6.             Payment of Purchaser’s Legal Fees. The Company shall pay the Purchaser’s reasonable legal fees and expenses incurred in connection with the transaction contemplated hereby, up to a maximum of $10,000.

7.                                       Further Assurances.  The Company and the Purchaser shall deliver any and all other instruments or documents required to be delivered pursuant to, or reasonably necessary or proper to give effect to, the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.

8.                                       Changes, Waivers, etc.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.                                       Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail:

(a)                                  if to the Company, addressed to James G. Gilbertson, Chief Financial Officer, 701 Xenia Avenue South, Minneapolis, MN 55416, or at such other address as the Company may specify by written notice to the Purchaser, or

(b)                                 if to the Purchaser, addressed to Concept Development Partners, LLC, 5724 Calpine Drive, Malibu, CA 90265, or to such other address as the Purchaser may specify by written notice to the Company.

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally or, if sent by mail, when received.

10.                                 Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares and payment therefor.

11.                                 Headings.  The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.                                 Choice of Law.  The laws of the State of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

13.                                 Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

GRANITE CITY FOOD & BREWERY LTD.

/s/ James G. Gilbertson
By: James G. Gilbertson
Its: Chief Financial Officer

PURCHASER:

CONCEPT DEVELOPMENT PARTNERS LLC

/s/ Fouad Z. Bashour
By: Fouad Z. Bashour
Its: Manager

[STOCK PURCHASE AGREEMENT DATED JUNE 10, 2012]